UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2003

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Item 5.    Other Events.

In a press release dated June 25, 2003, Ampex Corporation announced that it has entered into new license agreements with two electronics companies providing for certain royalty payments. A copy of the company’s press release is attached as an exhibit hereto, and the text of the press release is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits.

The following Exhibit is filed herewith:

99.1	Press Release dated June 25, 2003.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott
Vice President and Secretary

Date: June 25, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release dated June 25, 2003.

*	Filed herewith.